                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        _________________________________

                           Filed by the Registrant |X|
                 Filed by a party other than the Registrant |_|

                        _________________________________

                           Check the appropriate box:
   |_| Preliminary Proxy Statement           |X| Definitive Proxy Statement

   |_| Definitive Additional Materials       |_| Soliciting Material Pursuant to
                                                 Rule 14a-11(c) or Rule 14a- 12

   |_| Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

                   ___________________________________________

                            ARROW INTERNATIONAL, INC.

                (Name of Registrant as Specified in Its Charter)

                   ___________________________________________

Payment of Filing Fee (Check the appropriate box):

   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies: N/A
        (2) Aggregate number of securities to which transaction applies: N/A
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) N/A
        (4) Proposed maximum aggregate value of transaction: N/A
        (5) Total fee paid: N/A

            1 Set forth the amount on which the filing fee is calculated and state how it was determined.

   |_|  Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                            ARROW INTERNATIONAL, INC.
                               2400 BERNVILLE ROAD
                           READING, PENNSYLVANIA 19605

                              _____________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 15, 2003



To Our Shareholders:

         The Annual Meeting of Shareholders of Arrow International, Inc. will be held at the Sheraton Reading Hotel, 1741 Paper Mill Road, Wyomissing, Pennsylvania at 4:00 p.m. on January 15, 2003 for the following purposes:

         (1)      To elect two directors;

         (2) To act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending August 31, 2003; and

         (3) To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on November 29, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.

                                             By Order of the Board of Directors,

                                             T. Jerome Holleran,
                                             Secretary


December 13, 2002
Reading, Pennsylvania

                                 PROXY STATEMENT

                       2003 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                            ARROW INTERNATIONAL, INC.



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arrow International, Inc. for the Annual Meeting of Shareholders to be held on January 15, 2003, or any adjournments thereof.

         The Board of Directors has fixed the close of business on November 29, 2002 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were 21,787,046 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants for fiscal 2003. Shares represented by proxies will be voted in accordance with the specifications made on the proxy card by the shareholder.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will be excluded entirely from the vote and will have no effect on the outcome of the voting. With regard to the ratification of the appointment of independent accountants, abstentions may be specified. Since the affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants, an abstention with respect to such proposal will have the same effect as a vote against such proposal. Any proxy not specifying the contrary will be voted in the election of directors for each of the Board of Directors' nominees and in favor of the proposal to ratify the appointment of independent accountants. A shareholder giving a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Company prior to the Annual Meeting. Under applicable Pennsylvania law, broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether any non-discretionary proposals to be voted upon at the Annual Meeting have been approved. The Company believes that the proposals to be considered at the Annual Meeting are proposals in respect of which brokers and other nominees typically have discretionary power. Accordingly, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these types of proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of the proposals, however, the Company intends to treat such broker non-votes as stated above.

         The mailing address of the principal executive offices of the Company is P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612. This Proxy Statement and the enclosed proxy card are being furnished to shareholders on or about December 13, 2002.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company is currently composed of ten directors, although up to 12 directors are permitted by the Company's Restated Articles of Incorporation and By-Laws. Under the Company's Restated Articles of Incorporation and By-laws, the Board is divided into four classes, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors constituting one class are elected for a four-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith). The Board of Directors has nominated John H. Broadbent, Jr. and George W. Ebright, each of whom is currently a director, for election to the Board of Directors. If elected, each of Messrs. Broadbent and Ebright will serve until the Annual Meeting of Shareholders to be held in 2007, or until such time as their respective successors are elected. The remaining directors will continue to serve as set forth below.

         The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of Common Stock represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

         Certain information concerning the nominees and those directors whose terms of office will continue following the Annual Meeting is set forth in the following table:

                                                    PRINCIPAL OCCUPATION, BUSINESS
NAME                                      AGE         EXPERIENCE AND DIRECTORSHIP
----                                      ---         ---------------------------
NOMINEES FOR TERMS EXPIRING IN 2007

John H. Broadbent, Jr.                    64        Director of the Company since it was founded in 1975. Vice President -
                                                    Finance and Treasurer of the Company from 1975 until his retirement in
                                                    August 1998. From 1966 to 1975, served in several capacities with
                                                    Carpenter Technology Corporation, a specialty steel manufacturer, the latest as Manager-Market Planning & Development. From 1964 to 1966,
                                                    consultant in the Management Advisory Services Department of the
                                                    international accounting firm of Price Waterhouse & Co. Also, Vice
                                                    President, Finance, Treasurer and a director of Arrow Precision
                                                    Products, Inc. ("Precision"), a corporation formerly controlled by principal shareholders of the Company until its dissolution in May
                                                    2002.

George W. Ebright                         64        Director of the Company since October 1993. Director of Cytogen
                                                    Corporation, a biopharmaceutical company engaged in the development of diagnostic and therapeutic substances for human health care applications ("Cytogen"), from February 1989 until May 1995. Chairman of the Board of Cytogen from February 1990 until January 1995 and
                                                    President from February 1989 to August 1991. Prior thereto, President and Chief Operating Officer and a director of SmithKline Beckman
                                                    Corporation, a health care and life services company engaged in the marketing of a broad line of prescription and proprietary products for human and animal health care, as well as diagnostic and analytical products and services. From 1963 through 1987, held several senior management positions with SmithKline & French Laboratories and two of its divisions. Director of NABI, Inc., a biopharmaceutical company which develops products for the prevention and treatment of infectious diseases, and The West Company, a supplier of specialized packaging systems to the health care and consumer products industries. Also, a director of Precision until its dissolution in May 2002.


                                      -2-

DIRECTORS WHOSE TERMS EXPIRE IN 2004

T. Jerome Holleran                        66        Secretary and a director of the Company since it was founded in 1975 and, until September 1997, a Vice President of the Company. Chairman of
                                                    the Board of Directors of Precision Medical Products, Inc. ("PMP"), a
                                                    former subsidiary of Precision, since October 1999, Chief Executive
                                                    Officer of PMP since July 1996 and President of PMP from July 1996 to
                                                    October 1999. PMP manufactures and markets certain non-catheter medical products and was sold in August 1997 to a group of management employees of Precision (including Mr. Holleran). From February 1986 to September
                                                    1997, Vice President, Chief Operating Officer and a director of
                                                    Precision. President of Endovations, Inc., a former subsidiary of
                                                    Precision that manufactured and marketed certain gastroenterological medical products ("Endovations"), from 1991 until the sale in June 1996 of a portion of Endovations' business to the Company and the remainder to an unrelated third party. From 1971 to 1975, Director of Business
                                                    Planning-Textile Divisions of Rockwell International Corporation and a
                                                    Marketing Manager of the Arrow Products Division of Rockwell
                                                    International Corporation, the Company's predecessor (the "Rockwell
                                                    Division"). From 1969 to 1971, consultant with the management consulting firm of Booz, Allen and Hamilton.

R. James Macaleer                         68        Director of the Company since January 1998. Chairman of the Board of
                                                    Shared Medical Systems Corporation, a provider of computer-based information systems and associated services to the health industry in
                                                    North America and Europe ("SMS"), from 1969 to November 1997, and Chief
                                                    Executive Officer of SMS from 1969 to August 1995. Also, a director of
                                                    Precision until its dissolution in May 2002.

Alan M. Sebulsky                          43        Director of the Company since January 1997. Independent investor and consultant since May 2002. Managing Director from March 2000 to January
                                                    2002 and Executive Vice President and principal from July 1994 to March
                                                    2000 of Lincoln Capital Management, a private investment management firm based in Chicago, Illinois, with responsibility for investments in the health care industry. From 1988 to May 1994, Managing Director at
                                                    Morgan Stanley & Company, an international investment banking and brokerage firm, with responsibility for equity research in the pharmaceutical and medical device industries. From 1982 to 1988, held various positions at T. Rowe Price & Associates, an investment management firm, the latest as Vice President, with responsibility for health care investment analysis and portfolio management.

                                      -3-

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Carl G. Anderson, Jr.                     57        Vice Chairman of the Board and General Manager, Critical Care Business
                                                    of the Company since January 2002 and a director of the Company since
                                                    January 1998. President and Chief Executive Officer of ABC School
                                                    Supply, Inc., a manufacturer and marketer of materials and equipment for public and private schools, from May 1997 to December 2001.
                                                    Consultant with the New England Consulting Group, a general management and marketing consulting company, from May 1996 to May 1997. Vice
                                                    President, General Manager, Retail Consumer Products of James River
                                                    Corporation, a multinational company engaged in the development, manufacture and marketing of paper-based consumer and commercial products ("James River"), from August 1994 to March 1996, and Vice
                                                    President, Marketing, Consumer Brands of James River from May 1992 to
                                                    August 1994. From 1984 to May 1992, served in various capacities with
                                                    Nestle Foods Corporation, the latest as Vice President, Division
                                                    General Manager, Confections. Prior thereto, served in several marketing capacities with Procter & Gamble.

John E. Gurski                            61        Director of the Company since January 1997. Corporate Vice President of
                                                    AMP Incorporated, a multinational company engaged in the development, manufacture and marketing of systems for electrical and electronic applications ("AMP"), from 1989 until January 1999. President, Europe,
                                                    Middle East and Africa, of AMP since July 1995 and beginning January
                                                    1997, President, Global Operations, of AMP. Corporate Vice President,
                                                    Europe, of AMP from September 1993 to July 1995 and Corporate Vice
                                                    President, Business & Operations Planning International, of AMP from
                                                    January 1992 to September 1993. Corporate Vice President, Capital Goods
                                                    Business Sector, of AMP from 1989 to January 1992 and Divisional Vice
                                                    President, Operations, of AMP from 1987 to 1989. From 1972 to 1987, served in various manufacturing and operating capacities with AMP.
                                                    Prior thereto, was employed by General Motors Corporation.


                                      -4-

Marlin Miller, Jr.                        70        Chairman of the Board of Directors of the Company since January 1999,
                                                    Chief Executive Officer and a director of the Company since it was founded in 1975, and President of the Company from 1975 to January
                                                    1999. From 1972 to 1975, Vice President and a director of Connors
                                                    Investor Services, a research and investment management firm. From 1959 to 1972, served in several capacities with Glen Gery Corporation, a manufacturer of building products, the latest as Executive Vice
                                                    President and a director. Director of Carpenter Technology Corporation, a manufacturer of specialty steel, until his retirement from this position in October 2002. Also, a director of Precision until its dissolution in May 2002.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Raymond Neag                              71        Director of the Company since it was founded in 1975. Vice Chairman of the Company from January 1999 until his retirement in October 1999,
                                                    Executive Vice President of the Company from April 1992 to January 1999 and Senior Vice President of the Company from 1975 to April 1992. From
                                                    1973 until joining the Company, General Manager of the Rockwell
                                                    Division. From 1971 to 1973, President of Teledyne Dental Products, a
                                                    manufacturer of dental products and a division of Teledyne, Inc. Prior to 1971, Vice President and Director of Marketing of Sherwood Medical,
                                                    Inc., a medical device company. Also, Secretary and a director of
                                                    Precision until its dissolution in May 2002.

Richard T. Niner                          63        Director of the Company since 1982. General partner since January 1999 of Wind River Associates L.P., a private investment partnership.
                                                    General partner since 1988 of Brynwood Management II L.P., the general partner of a private investment partnership based in Greenwich,
                                                    Connecticut. Director of Hurco Companies, Inc., a manufacturer and marketer of computer numerical controls ("CNC") and CNC machine tools.
                                                    Also, a director of Precision until its dissolution in May 2002.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors held four meetings during fiscal 2002. All of the directors attended at least 75% of the meetings of the Board and any committee on which they served during fiscal 2002. The committees of the Board are the Audit Committee and the Human Resources Committee. The Board does not have a separate nominating committee but a majority of the Company's independent directors acts in lieu of a nominating committee in approving director nominations.

         The Audit Committee, among other things, reviews with the Company's management and outside auditors the Company's audited financial statements to be included in its Annual Report on Form 10-K and its interim financial statements to be included in its Quarterly Reports on Form 10-Q, assesses the effectiveness and adequacy of the Company's internal accounting controls system and audit procedures, reviews corporate compliance policies and evaluates the independence of, and has the ultimate authority and responsibility to select or nominate for shareholder approval, the firm to be appointed as independent accountants to audit the Company's financial statements. The Audit Committee operates under a written charter which was adopted by the Board of Directors in fiscal 2000, a copy of which was attached to the Company's proxy statement relating to its Annual Meeting of Stockholders held on January 17, 2001, and which remains unchanged and in full force and effect as of the date of this Proxy Statement. The Audit Committee expects to recommend to the Board of Directors for its adoption in fiscal 2003 certain amendments to the Audit Committee's charter and possibly other changes to the Audit Committee to comply with applicable requirements of the Sarbanes-Oxley Act of 2002 and related rules promulgated by the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"), which regulates companies, like the Company, whose stock is traded on The Nasdaq Stock Market, prior to the date that such requirements and rules become effective. The members of the Audit Committee currently are John H. Broadbent, Jr., Richard T. Niner, who acts as Chairman of the Committee, and Alan M. Sebulsky, each of whom is an independent director within the meaning of rules and regulations promulgated by the SEC and the NASD currently in effect. The Audit Committee met four times during the fiscal year ended August 31, 2002.

         The Human Resources Committee determines the compensation for the Company's Chief Executive Officer and all of its other executive officers, including salaries, bonuses and grants of awards under, and administration of, the Company's stock incentive plans. The Human Resources Committee selects employees to whom awards will be made under the Company's stock incentive plans, determines the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards. The members of the Human Resources Committee currently are George W. Ebright, who acts as Chairman of the Committee, John E. Gurski and R. James Macaleer, each of whom is an independent director within the meaning of rules and regulations promulgated by the SEC and the NASD currently in effect. The Human Resources Committee met three times during the fiscal year ended August 31, 2002.

COMPENSATION OF DIRECTORS

         The Company's directors who are not officers or employees of the Company received a quarterly fee of $4,000 for Board membership in fiscal 2002, a fee of $1,000 for attendance at each Board meeting and a fee of $500 for attendance at each Committee meeting. Directors are reimbursed for reasonable expenses incurred in connection with attending Board and Committee meetings. The Chairmen of the Audit Committee and the Human Resources Committee each receive an additional fee of $2,000 per year.

         To promote the Company's ability to attract and retain outside directors and to provide them with an incentive to maintain and enhance the Company's long-term performance, stock awards are made to directors who are not also employees or consultants of the Company. The stock awards are made pursuant to the Company's Directors Stock Incentive Plan in the form of non-qualified stock options. The plan was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 17, 1996, on which date the plan became effective, and amendments to the plan were approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 19, 2000, on which date these amendments became effective. Upon an eligible director's first election to the Board, such eligible director receives options to purchase 5,000 shares of Common Stock. On the date each year when directors are elected to the Board, eligible directors receive options to purchase an additional 1,500 shares of Common Stock. The exercise price for each option is equal to the fair market value of the Common Stock on the date of grant. Each option has a term of ten years from the date of grant and vests on the first anniversary of the date of grant.

         The amendments to the Company's Directors Stock Incentive Plan approved by the Company's shareholders at the Company's 2000 Annual Meeting of Shareholders enabled non-employee directors who were shareholders of the Company at the time of the Company's initial public offering on June 9, 1992 to be eligible to receive stock awards under the plan, whereas previously such directors were not so eligible. In addition, these amendments to the plan enabled eligible directors to receive options to purchase 1,500 shares of Common Stock on the date each year when directors are elected to the Board, instead of the 500 shares previously provided for under the plan.

         On January 16, 2002, the date of the Company's 2002 Annual Meeting of Shareholders, in accordance with the amended terms of the plan, each of the directors of the Company, with the exception of Marlin Miller, Jr., the Chairman and Chief Executive Officer of the Company, and Carl G. Anderson, Jr., who was elected as Vice Chairman and General Manager, Critical Care Business of the Company on such date, was granted options under the plan to purchase 1,500 shares of Common Stock, in each case at an exercise price of $41.24, the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market. In accordance with the amended terms of the plan, on the date of the Annual Meeting, each of the directors of the Company, with the exception of Messrs. Miller and Anderson, will receive options to purchase an additional 1,500 shares of Common Stock, in each case at an exercise price which is equal to the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market.

EXECUTIVE OFFICERS

         The executive officers of the Company and their ages and positions as of November 1, 2002 are listed below. All executive officers are elected or appointed annually and serve at the discretion of the Board of Directors. There are no family relationships among the executive officers of the Company.


Name                         Office                                         Age
----                         ------                                         ---

Marlin Miller, Jr.           Chairman and Chief Executive Officer           70

Carl G. Anderson, Jr.        Vice Chairman and General Manager,             57
                                Critical Care Business

Philip B. Fleck              President and Chief Operating Officer          58


Paul L. Frankhouser          Executive Vice President - Global              57
                                Business Development

Frederick J. Hirt            Vice President - Finance, Chief Financial      54
                                Officer and Treasurer

T. Jerome Holleran           Secretary                                      66

Carl N. Botterbusch          Vice President and General Manager,            39
                                Cardiac Assist Division

Thomas D. Nickel             Vice President - Regulatory Affairs            63
                                and Quality Assurance

Scott W. Hurley              Controller                                     44


         Mr. Miller has served as Chief Executive Officer and a director of the Company since it was founded in 1975, and as Chairman of the Board of Directors since January 1999. He served as President of the Company from 1975 to January 1999. Mr. Miller also served as President and a director of Arrow Precision Products, Inc. ("Precision"), a corporation controlled by principal shareholders of the Company until its dissolution on May 1, 2002. During fiscal 2002, Mr. Miller devoted none of his time to Precision. On October 28, 2002, Mr. Miller retired as a director of Carpenter Technology Corporation, a manufacturer of specialty steel.

         Mr. Anderson has served as Vice Chairman of the Board and General Manager, Critical Care Business of the Company since January 2002, with responsibility for worldwide sales, marketing, research and development of the Company's critical care products. Mr. Anderson has served as a director of Arrow since January 1998 and, prior to his employment by the Company, served as President and Chief Executive Officer of ABC School Supply, Inc., a producer of materials and equipment for public and private schools, from May 1997 to December 2001. Mr. Anderson served as Principal with the New England Consulting Group, a general management and marketing consulting company, from May 1996 to May 1997, as Vice President, General Manager, Retail Consumer Products of James River Corporation, a multinational company engaged in the development, manufacture and marketing of paper-based consumer products ("James River"), from August 1994 to March 1996, and as Vice President, Marketing, Consumer Brands of James River from May 1992 to August 1994, and in various capacities with Nestle Foods Corporation, the latest as Vice President, Division General Manager, Confections, from 1984 to May 1992. Prior thereto, Mr. Anderson served in several marketing capacities with Procter & Gamble.

         Mr. Fleck has served as President of the Company since January 1999. From June 1994 to January 1999, he served as Vice President - Research and Manufacturing of the Company. From 1986 to June 1994, Mr. Fleck served as Vice President - Research and Engineering of the Company. From 1975 to 1986, Mr. Fleck served as Engineering Manager of the Company.

         Mr. Frankhouser has served as Executive Vice President - Global Business Development of the Company since January 2002, with responsibility for worldwide evaluation and acquisition of new business opportunities. From January 1999 to January 2002, Mr. Frankhouser served as Executive Vice President of the Company, with responsibility for worldwide sales and marketing. He served as Vice President - Marketing of the Company from 1986 until January 1999. From 1980 to 1986, Mr. Frankhouser served as Manager of Marketing of the Company.

         Mr. Hirt has served as Vice President-Finance, Chief Financial Officer and Treasurer of the Company since August 1998. Prior to joining the Company, from 1980 to 1998, Mr. Hirt served in various capacities with Pharmacia & Upjohn, Inc., the latest as Vice President, Accounting and Reporting.

         Mr. Holleran has served as Secretary and a director of the Company since its founding in 1975 and, until September 1997, also served as a Vice President. From July 1996, Mr. Holleran served as President and Chief Executive Officer of Precision Medical Products, Inc. ("PMP"), a former subsidiary of Precision, which manufactures and markets certain non-catheter medical products and was sold on August 29, 1997 to certain employees of Precision, including Mr. Holleran. He is now the Chairman of PMP. From February 1986 to September 1997, Mr. Holleran was also Vice President, Chief Operating Officer and a director of Precision. From 1991 to 1996, Mr. Holleran served as President of Endovations, Inc., a subsidiary of Precision that manufactured and marketed certain gastroenterological medical products, until the sale in June 1996 of a portion of the Endovations business to the Company and the remainder to an unrelated third party.

         Mr. Botterbusch has served as Vice President and General Manager of the Company's Cardiac Assist Division since March 2001. From January 1999 to March 2001, Mr. Botterbusch served as Vice President, Research and Engineering of the Company. He served as Manager, Product Development, Research and Engineering from 1993 to January 1999, as Group Leader, Research and Development from 1987 to 1993 and, from 1985, when he joined the Company, to 1987, as a Project Engineer of the Company.

         Mr. Nickel has served as Vice President - Regulatory Affairs and Quality Assurance of the Company since 1991. From 1986 to 1991, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of the Company.

         Mr. Hurley has served as Controller of the Company since April 1998. Prior to joining the Company, from 1990 to 1998, he served in various capacities with Rhone-Poulenc Rorer, the latest as a Director of Finance.

                       SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of November 29, 2002, the beneficial ownership of Common Stock by (i) each director who is a shareholder, (ii) each of the executive officers named in the Summary Compensation Table below (whose beneficial ownership has been rounded up or down to the nearest whole share of Common Stock), (iii) all directors and officers as a group (including the named individuals), and (iv) each beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated in the notes immediately following the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                        AMOUNT            PERCENT OF
NAME                                              BENEFICIALLY OWNED      CLASS OWNED
----                                              ------------------      -----------
Marlin Miller, Jr..............................       3,923,844(1)            18.0%
Richard T. Niner...............................       3,152,085(2)            14.5%
Raymond Neag...................................       1,526,075(3)             7.0%
John H. Broadbent, Jr..........................         783,390(4)             3.6%
T. Jerome Holleran.............................         528,065(5)             2.4%
Philip B. Fleck................................         141,517(6)             *
Paul L. Frankhouser............................          98,738(7)             *
Carl G. Anderson, Jr...........................          29,773(8)             *
Frederick J. Hirt..............................          26,101(9)             *
Carl N. Botterbusch............................          14,796(10)            *
R. James Macaleer..............................          16,915(11)            *
Alan M. Sebulsky...............................          14,500(12)            *
John E. Gurski.................................          12,727(13)            *
George W. Ebright..............................          11,500(14)            *
All directors and officers as a group
(16  persons)..................................      10,299,804(15)           46.6%

Robert L. McNeil, Jr...........................       2,281,844(16)           10.5%
Richard T. Niner and Robert W.
  Cruickshank, as Trustees of the Robert L.
  McNeil, Jr. 1983 Intervivos Trust dated
  November 30, 1983............................       2,312,247               10.6%
c/o The Bank of New York
  P.O. Box 11203
  New York, New York 10249
________________________
  * Less than one percent.

(1) Includes 1,000 shares owned by Mr. Miller's wife, as to which Mr. Miller disclaims beneficial ownership. Also includes 51,000 shares held by a charitable foundation of which Mr. Miller is one of five trustees who have shared power to vote and dispose of the shares held by such foundation.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(2) Includes an aggregate of 6,923 shares owned by Mr. Niner's wife and minor child, as to which Mr. Niner disclaims beneficial ownership, 10,000 shares held by a charitable foundation of which Mr. Niner is an officer and a director with power to vote and dispose of the shares held by such foundation, as to which Mr. Niner disclaims beneficial ownership, and 2,312,247 shares held by Hare & Co., as nominee for the Robert L. McNeil, Jr. 1983 Intervivos Trust (the "McNeil Trust"), of which Mr. Niner is one of two trustees who have shared power to vote and dispose of the shares held in such trust. Also includes 4,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(3) Includes 4,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Also includes 1,000 shares owned by Mr. Neag's wife as to which Mr. Neag disclaims beneficial ownership.

(4) Includes 12,000 shares owned by Mr. Broadbent's wife, as to which Mr. Broadbent disclaims beneficial ownership. Also includes 12,300 shares held by a charitable foundation of which Mr. Broadbent is one of three trustees who have shared power to vote and dispose of the shares held by such foundation and 10,000 shares held by The Dana L. Bunting and Robert
       L. Bunting Irrevocable Educational Trust, of which Mr. Broadbent is sole trustee with power to vote and dispose of the shares held in such Trust. In addition, includes 4,500 shares issuable upon the exercise of options which are deemed to be presently exercisable.

(5) Includes 25,000 shares owned by Mr. Holleran's wife, as to which Mr. Holleran disclaims beneficial ownership. Also includes 398,565 shares owned by the Thomas Jerome Holleran Revocable Trust, of which Mr. Holleran is trustee with sole power to vote and dispose of the shares held by such trust. In addition, includes 4,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(6) Includes 10,000 shares owned by Mr. Fleck's wife, as to which Mr. Fleck disclaims beneficial ownership. Also includes 109,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 46,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(7) Includes 300 shares owned by Mr. Frankhouser's children, as to which Mr. Frankhouser disclaims beneficial ownership. Also includes 87,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 33,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 23,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 60,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Includes 24,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 26,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(10) Includes 13,100 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 25,400 shares issuable upon the exercise of options which are not deemed to be presently exercisable.


                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(11) Includes 4,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(12) Includes 10,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(13) Includes 10,500 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(14) Includes 11,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(15) See footnotes (1) through (14) above. Also includes 11,300 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to two executive officers. Does not include 15,400 shares issuable upon the exercise of options granted to two executive officers which are not deemed to be presently exercisable.

(16) Includes 50,000 shares held by a charitable foundation of which Mr. McNeil, a former director of the Company, is the president and one of twelve directors who have shared power to vote and dispose of the shares held by such foundation. Excludes 2,312,247 shares held by Hare & Co., as nominee for the McNeil Trust, of which Mr. McNeil was the grantor for the benefit of Mr. McNeil and his lineal descendants. Mr. McNeil disclaims beneficial ownership of such shares held in the McNeil Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of (i) those reports and amendments thereto furnished to the Company during and with respect to the Company's fiscal year ended August 31, 2002, and
(ii) written representations from certain reporting persons, that Paul L. Frankhouser, the Executive Vice President of the Company, was inadvertently late in filing a Form 4 reporting the sale of 4,800 shares of Common Stock on April 1, 2002.

                             EXECUTIVE COMPENSATION

                  The following table summarizes, for the Company's past three fiscal years, all compensation paid to (i) the Company's Chief Executive Officer, (ii) each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer as of August 31, 2002 for services rendered to the Company in all capacities, and (iii) an additional executive officer of the Company who would have been one of the four most highly compensated executed officers of the Company other than the Chief Executive Officer as of August 31, 2002 had this executive officer served in such capacity for the full fiscal year then ended.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL                                LONG-TERM
                                                   COMPENSATION(1)                        COMPENSATION(1)
                                                   ---------------                        ---------------
                                                                                 SECURITIES
NAME AND                        FISCAL                                           UNDERLYING            ALL OTHER
PRINCIPAL POSITION               YEAR        SALARY($)         BONUS($)          OPTIONS(#)         COMPENSATION($)
------------------               ----        ---------         --------          ----------         ---------------
Marlin Miller, Jr.               2002         450,000              -0-               -0-                 200,631(2)
Chairman and Chief               2001         376,459            75,668              -0-                 205,988(2)
Executive Officer                2000         361,980           120,901              -0-                 200,752(2)

Philip B. Fleck                  2002         286,198              -0-              30,000(3)             6,757(4)
President and Chief              2001         264,092            62,770              -0-                  6,110(4)
Operating Officer                2000         250,800            90,043              -0-                  4,657(4)

Paul L. Frankhouser              2002         250,423              -0-              20,000(5)             19,911(6)
Executive Vice                   2001         231,081            50,107              -0-                  19,172(6)
President                        2000         219,450            71,666              -0-                  17,283(6)

Frederick J. Hirt                2002         250,423              -0-              20,000(7)              6,290(8)
Vice President-Finance,          2001         231,081            50,107              -0-                   6,002(8)
Chief Financial Officer and      2000         219,450            58,593              -0-                   4,631(8)
Treasurer

Carl N. Botterbusch(9)           2002         188,365              -0-              10,000(10)             9,165(11)
Vice President and               2001         157,622            29,485             20,000(12)             3,254(11)
General Manager, Cardiac         2000         130,632            30,933              -0-                   2,552(11)
Assist Division

Carl Anderson(13)                2002         179,059(14)          -0-               75,000(15)            1,791(16)
Vice Chairman and
General Manager, Critical
Care Business
_____________________


(1) Column with respect to "Other Annual Compensation" has not been included in this table because there has been no such Other Annual Compensation awarded to, earned by or paid to any of the executive officers named above for any fiscal year covered in the table.

(2) Consists of (i) matching contributions in the amount of $3,000, $3,400 and $3,200 made by the Company to Mr. Miller's account under the Company's 401(k) Plan in fiscal 2002, 2001 and 2000, respectively, (ii) contributions made by the Company in fiscal 2002 and


                       (footnotes continued on next page)

                    (footnotes continued from previous page)


         2001 to Mr. Miller's account under its 401(k) Plan of 130.67 and 25.19 shares of Common Stock having an aggregate fair market value of $5,257 and $941, respectively (for further description of the Company's share repurchase program, see "Human Resources Committee Report on Executive Compensation - Compensation Components - Annual Incentive Bonuses"), and (iii) insurance premiums in the amount of $191,974, $199,604 and $195,926 paid by the Company in fiscal 2002, 2001 and 2000, respectively, in respect of term life insurance policies owned by certain trusts established by Mr. Miller, which premium payments must be repaid to the Company from either the cash surrender value of such policies or the death benefits of such policies.

(3) Represents an award to Mr. Fleck on September 10, 2001 of options to purchase 30,000 shares of Common Stock at an exercise price of $36.73 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% of such stock option award (i.e., 6,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(4) Consists of (i) matching contributions in the amount of $3,400, $3,400 and $3,200 made by the Company to Mr. Fleck's account under the Company's 401(k) Plan in fiscal 2002, 2001 and 2000, respectively, and
         (ii) contributions made by the Company in fiscal 2002 and 2001 to Mr. Fleck's account under its 401(k) Plan of 83.61 and 18.32 shares of Common Stock having an aggregate fair market value of $3,357 and $685, respectively.

(5) Represents an award to Mr. Frankhouser on September 10, 2001 of options to purchase 20,000 shares of Common Stock at an exercise price of $36.73 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20% of such stock option award (i.e., 4,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September
         10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(6) Consists of (i) matching contributions in the amount of $3,400, $3,400 and $3,200 made by the Company to Mr. Frankhouser's account under the Company's 401(k) Plan in fiscal 2002, 2001 and 2000, respectively, (ii) contributions made by the Company in fiscal 2002 and 2001 to Mr. Frankhouser's account under its 401(k) Plan of 75.27 and 16.03 shares of Common Stock having an aggregate fair market value of $3,024 and $599, respectively, and (iii) payments of $13,487, $13,170 and $12,663 made to Mr. Frankhouser in fiscal 2002, 2001 and 2000, respectively, in respect of his accrued but unused vacation allowance.

(7) Represents an award to Mr. Hirt on September 10, 2001 of options to purchase 20,000 shares of Common Stock at an exercise price of $36.73 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Hirt's continued employment with the Company, 20% of such stock option award (i.e., 4,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.



                       (footnotes continued on next page)

                    (footnotes continued from previous page)


(8) Consists of (i) matching contributions in the amount of $3,400, $3,400 and $3,200 made by the Company to Mr. Hirt's account under the Company's 401(k) Plan in fiscal 2002, 2001 and 2000, respectively, and
         (ii) contributions made by the Company in fiscal 2002 and 2001 to Mr. Hirt's account under its 401(k) Plan of 71.89 and 16.03 shares of Common Stock having an aggregate fair market value of $2,890 and $599, respectively.

(9) Mr. Botterbusch was elected Vice President and General Manager, Cardiac Assist Division, of the Company effective as of July 17, 2001. Accordingly, information provided for periods prior to such date with respect to Mr. Botterbusch reflects compensation paid to him by the Company prior to his becoming an executive officer of the Company.

(10) Represents an award to Mr. Botterbusch on September 10, 2001 of options to purchase 10,000 shares of Common Stock at an exercise price of $36.73 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Botterbusch's continued employment with the Company, 20% of such stock option award (i.e., 2,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September
         10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(11) Consists of (i) matching contributions in the amount of $3,400, $2,795 and $2,552 made by the Company to Mr. Botterbusch's account under the Company's 401(k) Plan in fiscal 2002, 2001 and 2000, respectively, and
         (ii) contributions made by the Company in fiscal 2002 and 2001 to Mr. Botterbusch's account under its 401(k) Plan of 53.19 and 12.29 shares of Common Stock having an aggregate fair market value of $2,142 and $459, respectively.

(12) Represents an award to Mr. Botterbusch on April 6, 2001 of options to purchase 20,000 shares of Common Stock at an exercise price of $37.50 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Botterbusch's continued employment with the Company, 20% of such stock option award (i.e., 4,000 options) will vest on each of the first through the fifth anniversary of the date of such award (i.e., April
         6). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(13) Mr. Anderson was elected Vice Chairman of the Board of Directors and General Manager, Critical Care Business of the Company on January 16, 2002. Accordingly, no information is provided for periods prior to such date for Mr. Anderson.

(14) Represents the pro rata portion of annual salary and bonus paid to Mr. Anderson from January 16, 2002, the date he joined the Company as an employee, to and including August 31, 2002.

(15) Represents an award to Mr. Anderson on January 16, 2002 of incentive stock options to purchase 75,000 shares of Common Stock at an exercise price of $41.24 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Anderson's continued employment with the Company, 20% of such stock option award (i.e., 15,000 options) will vest on each of the first through the fifth anniversary of the date of such award (i.e.,



                       (footnotes continued on next page)

                    (footnotes continued from previous page)


         January 16). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(16) Contribution made by the Company in fiscal year 2002 to Mr. Anderson's account under its 401(k) Plan of 42.75 shares of Common Stock having an aggregate fair market value of $1,791.

OPTION GRANTS

         The following table sets forth certain information, as of August 31, 2002, concerning individual grants of stock options made during the fiscal year ended August 31, 2002 to the persons named in the Summary Compensation Table above.

                          OPTION GRANTS IN FISCAL 2002

                                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                                        ASSUMED ANNUAL RATES OF
                                                                                                     STOCK PRICE APPRECIATION FOR
                                                                                                              OPTION TERM
                                                                                                     ------------------------------
                                                        INDIVIDUAL GRANTS
                            --------------------------------------------------------------------
                                                     PERCENT OF
                                                    TOTAL OPTIONS
                             NUMBER OF SECURITIES    GRANTED TO
                              UNDERLYING OPTIONS    EMPLOYEES IN        EXERCISE      EXPIRATION
           NAME                  GRANTED (#)       FISCAL YEAR(1)     PRICE ($/SH)       DATE            5%               10%
-------------------              -----------       --------------     ------------       ----       -----------        ------------
Marlin Miller, Jr.                   --                   --               --            --              --               --
Carl Anderson                    75,000 (2)            13.53%            41.24         1/16/12      $1,945,171         $4,929,445
Philip B. Fleck                  30,000 (3)             5.41%            36.73         9/10/11        $692,979         $1,756,145
Paul L. Frankhouser              20,000 (4)             3.61%            36.73         9/10/11        $461,986         $1,170,763
Frederick J. Hirt                20,000 (4)             3.61%            36.73         9/10/11        $461,986         $1,170,763
Carl N. Botterbusch              10,000 (5)             1.80%            36.73         9/10/11        $230,993           $585,382
_________________


(1) Based upon the Company's grant of options to purchase a total of 554,415 shares of Common Stock during fiscal 2002.

(2) Granted pursuant to the Company's 1999 Stock Incentive Plan on January 16, 2002. Subject to continued employment by the Company, 20% of such options (i.e., 15,000 options) will vest on each of the first through the fifth anniversary of such date (i.e., January 16). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(3) Granted pursuant to the Company's 1999 Stock Incentive Plan on September 10, 2001. Subject to continued employment by the Company, 20% of such options (i.e., 6,000 options) will vest on each of the first through the fifth anniversary of such date (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.



                       (footnotes continued on next page)

                    (footnotes continued from previous page)


(4) Granted pursuant to the Company's 1999 Stock Incentive Plan on September 10, 2001. Subject to continued employment by the Company, 20% of such options (i.e., 4,000 options) will vest on each of the first through the fifth anniversary of such date (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(5) Granted pursuant to the Company's 1999 Stock Incentive Plan on September 10, 2001. Subject to continued employment by the Company, 20% of such options (i.e., 2,000 options) will vest on each of the first through the fifth anniversary of such date (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.


AGGREGATE OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES

                  The following table provides information concerning stock options exercised during fiscal 2002 and the number of unexercised options held by the individuals named in the Summary Compensation Table as of August 31, 2002. Also reported are the values for unexercised, "in the money" options, which represent the positive spread between the respective exercise prices of such options and the fair market value of the Common Stock as of August 31, 2002.

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                              SHARES                                     OPTIONS AT                   IN-THE-MONEY OPTIONS
                           ACQUIRED ON                                AUGUST 31, 2002(#)           AT AUGUST 31, 2002 ($)(1)
                           ACQUIRED ON                           ----------------------------     ----------------------------
          NAME             EXERCISE (#)    VALUE REALIZED ($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
          ----             ------------    ------------------    -----------    -------------     -----------    -------------
Marlin Miller, Jr.              --                 --                --               --              --               --
Carl Anderson                   --                 --               8,500         75,000              $5,313           --
Philip B. Fleck                 --                 --             103,000         52,000            $839,250        $209,500
Paul L. Frankhouser             --                 --              83,000         37,000            $641,750        $160,125
Frederick J. Hirt               --                 --              20,000         30,000            $130,000         $62,500
Carl N. Botterbusch             --                 --              11,100         27,400             $20,413          $8,400
_________________

(1) Based upon a closing price of the Common Stock of $35.00 per share on August 31, 2002 as reported on The Nasdaq Stock Market.

RETIREMENT PLAN

         The Retirement Plan for Salaried Employees of Arrow International, Inc. became effective on September 1, 1978, and was amended and restated as of September 1, 1984, September 1, 1989 and September 1, 1997 (the "Retirement Plan"). The Retirement Plan is a non-contributory defined benefit pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers salaried employees of the Company who have attained age 21 and completed one year of service and provides benefits based upon years of service and compensation. All of the executive officers of the Company participate in the Retirement Plan. Benefits under the Retirement Plan are based on an annual rate of 1.25% of a participant's final average earnings multiplied by such participant's years of credited service with the Company after September 1, 1975. Final average earnings are defined under the Retirement Plan as the participant's average annual compensation, excluding discretionary bonuses and subject to annual limitations on compensation under the Internal Revenue Code, during the 60 consecutive months in the final 120 months of the participant's employment which produce the highest average. Since 1989, Internal Revenue Code provisions have limited the amount of annual compensation that can be used for calculating pension benefits. In 2002, no more than $200,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually. Benefits under the Retirement Plan are payable upon normal retirement, which is the later of age 65 or the fifth anniversary of commencing plan participation, early retirement at age 55 following ten years of service, death, disability or other termination of employment following five years of vesting service, and may be paid under various annuity forms of payment.

         Contributions to the Retirement Plan for any year depend on the assumptions used by the actuary for the Retirement Plan, historic investment experience and the level of prior years' funding. The annual contribution made by the Company to the Retirement Plan for fiscal 2000, 2001 and 2002 was $1,220,044, $761,136 and $1,484,494, respectively, equivalent to approximately 4.9% for fiscal 2000, 2.3% for fiscal 2001 and 4.3% for fiscal 2002 of the covered compensation of all participants in the plan. The amount of the contribution, payment or account in respect of a specified person is not and cannot readily be separately or individually calculated by the actuary of the Retirement Plan. The executive officers of the Company named in the Summary Compensation Table currently have the following years of credited service for purposes of the Pension Plan: each of Messrs. Miller, Fleck and Frankhouser has 27 years, Mr. Hirt has four years, Mr. Botterbusch has 17 years and Mr. Anderson has one year. The following table shows the estimated annual benefits payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                                                 YEARS OF SERVICE
                                       -------------------------------------------------------------------
         REMUNERATION (1)                  15            20            25            30             35
      -----------------------------    -----------   -----------   -----------   -----------   -----------
      $100,000...................         $18,750      $25,000       $31,250       $37,500       $43,750
       150,000...................          28,125       37,500        46,875        56,250        65,625
       200,000...................          37,500       50,000        62,500        75,000        87,500
       250,000...................          37,500       50,000        62,500        75,000        87,500
       300,000...................          37,500       50,000        62,500        75,000        87,500
       350,000...................          37,500       50,000        62,500        75,000        87,500
       400,000...................          37,500       50,000        62,500        75,000        87,500
       450,000...................          37,500       50,000        62,500        75,000        87,500
       500,000...................          37,500       50,000        62,500        75,000        87,500
       550,000...................          37,500       50,000        62,500        75,000        87,500

____________________

(1) Under current Internal Revenue Code provisions, no more than $200,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Human Resources Committee reviews and establishes, subject to approval of the Board of Directors, the compensation arrangements for executive management of the Company, including salaries, bonuses and grants of awards under, and administration of, the Company's stock incentive plans. The Human Resources Committee is currently composed of three independent directors of the Company who are independent within the meaning of rules and regulations promulgated by the SEC and the NASD currently in effect.

COMPENSATION PHILOSOPHY

         Arrow International's executive compensation program is designed to attract, retain, motivate and reward effective executive officers and to link executive compensation with the attainment of financial, operational and strategic objectives. In establishing the program, the Human Resources Committee assesses the performance of individuals and the Company relative to those objectives.

         The Company's compensation program generally provides incentives to achieve annual and long-term objectives. The principal components of the compensation program are base salary, annual incentive bonuses and long-term incentive awards in the form of stock options, stock appreciation rights and/or grants of restricted Common Stock. These elements generally are blended in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of the Company's executive officers and other higher level personnel with those of the Company's shareholders.

COMPENSATION COMPONENTS

         BASE SALARY. Base salary levels for executive officers are derived from market comparisons with similarly-sized manufacturing companies, including those engaged in the manufacture of medical products for the health care industry with which the Company competes for executive talent. The Human Resources Committee believes that the Company's most direct competitors for this purpose are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Therefore, the compensation peer group is not the same as the peer group index set forth in the Company Stock Performance Graph included in this Proxy Statement. Based on information currently available to the Human Resources Committee, including publicly available compensation information relating to direct competitors of the Company, the Human Resources Committee believes that base salary levels for executive officers, including the Chief Executive Officer, are, on average, at or near the median of base salary levels for executive officers of similar companies. In determining executive officers' salaries, the Human Resources Committee also considers individual experience and prior service to the Company, level of responsibility and overall job performance. The Human Resources Committee does not assign weights to these factors nor necessarily consider any one more important than the others. The Human Resources Committee reviews the performance of the Chief Executive Officer and, in determining his level of compensation for fiscal 2002, in addition to consideration of industry comparisons and individual performance, has taken particular note of the Company's performance in fiscal 2002 in the following key areas: management efficiency; the successful introduction of new products into the market and the advancement of products under development; continued expansion of the Company's international production and marketing presence; and the Company's overall growth and profitability.

         ANNUAL INCENTIVE BONUSES. Annual incentive bonuses during fiscal 2002 were based on two plans: a profit sharing plan in which employees, including executive officers, were eligible to participate (the "Profit Sharing Plan"), and a pretax income growth plan limited to certain executive officers (the "Income Growth Bonus Plan").

         Under the Profit Sharing Plan, a fixed percentage of the pre-tax income of the Company, excluding profit sharing expense and other extraordinary income and expense, was allocated to the plan during each quarter of the plan year (which began on December 1, 2000). The amount allocated to the Profit Sharing Plan was apportioned to each participating employee on a monthly basis in proportion to the fraction that such employee's compensation for that month represented of the total monthly compensation for all plan participants. Each month the Company distributed to each plan participant 75% of the plan proceeds allocable to such participant, while the remainder of such amount was accumulated for the benefit of such participant and paid out in June 2001 following the termination of the plan (as described below) rather than following the end of the plan year, as was done in prior plan years. Mr. Miller and the Company's field sales representatives did not participate in the Profit Sharing Plan.

         In June 2001, the Company terminated the Profit Sharing Plan because the Company believed the results it produced in recent years did not provide a sufficiently consistent incentive to employees on a company-wide basis to focus their efforts on the Company's long-term future success. The Company replaced the plan with an increase in base pay that slightly exceeded the accrued but unpaid interest of each participant in the plan and a new program under which the Company contributes to each participant's account under the Company's 401(k) Plan an additional 1% of the participant's monthly base pay in the form of vested shares of Common Stock. With this stock contribution program, employees continue to have the opportunity to benefit from the Company's potential future success and should be additionally motivated to help the Company achieve long-term profitable growth.

         Pursuant to the Income Growth Bonus Plan, at the discretion of the Human Resources Committee, Messrs. Miller, Anderson, Fleck, Frankhouser, Hirt and Botterbusch are eligible to receive annual incentive bonuses equal to 5.0, 4.5, 4.5, 4.0, 4.0 and 3.0 times, respectively, the percentage growth in pretax income, exclusive of extraordinary income and expense, of the Company over the previous year times their respective base pay. For fiscal 2002, the Company's pre-tax income, exclusive of extraordinary income and expense, decreased from fiscal 2001. Consequently, none of the Company's executive officers were paid any incentive bonuses in fiscal 2002. The Human Resources Committee continues to believe that payment of bonuses specifically linked to the growth in profitability of the Company provides appropriate and effective rewards for successful individual executive performances that contribute directly to the overall success of the Company. Therefore, it is the present intention of the Human Resources Committee to approve payment of incentive bonuses in fiscal 2003 to the eligible senior executive officers of the Company pursuant to the Income Growth Bonus Plan to the extent that the Company in fiscal 2003 achieves an increase in pretax income, exclusive of extraordinary income and expense, over fiscal 2002.

         LONG-TERM INCENTIVE AWARDS. To promote the Company's long-term objectives, stock awards are made to executive officers and other employees who are in a position to make a significant contribution to the Company's long-term success. In addition to the shares of Common Stock that the Company contributes each month to the accounts of its employees under its 401(k) Plan (as described above), stock awards are currently made pursuant to the Company's 1999 Stock Incentive Plan in the form of stock options and grants of restricted Common Stock.

         Since the stock options and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period. The Company intends that these awards will strengthen the focus of its executives and other key employees on managing the Company from the perspective of a person with an equity stake in the Company. The Human Resources Committee believes that, as a founder and principal shareholder of the Company, Mr. Miller currently has sufficient incentive to promote the long-term growth of the Company and, therefore, such executive officer has, to date, not received any awards under the Company's stock incentive plans.

         Stock awards are not granted each year. In selecting recipients and the size of stock awards, the Human Resources Committee generally considers various factors such as the overall job performance and potential of the recipient, prior grants to and amount of Common Stock currently held by the recipient, prior service to the Company, a comparison of awards made to executives and key employees in comparable positions at similar companies, and the Company's performance. In fiscal 2002, each of Messrs. Anderson, Fleck, Frankhouser, Hirt and Bottersbusch were awarded options to purchase 75,000, 30,000, 20,000, 20,000 and 10,000 shares of Common Stock, respectively, under the Company's 1999 Stock Incentive Plan. Other executive officers of the Company were awarded options to purchase a total of 15,000 shares of Common Stock under the 1999 Stock Incentive Plan during fiscal 2002. The Company awarded to executive officers and other key employees of the Company options to purchase a total of 554,415 shares of Common Stock under the Company's 1999 Stock Incentive Plan during fiscal 2002. In selecting the recipients and size of these awards, the Human Resources Committee placed particular emphasis on such executives' and key employees' overall job performance, their potential for continued excellent service and significant contribution to the Company's growth and profitability during fiscal 2002 and awards to individuals who had previously not been selected due to insignificant length of service to the Company. As a result of this award and stock awards made prior to fiscal 2002, each of the Company's executive officers who was not also a founder of the Company, as well as a significant number of non-executive employees of the Company, have been afforded the opportunity to enjoy an equity stake in the Company as part of their long-term compensation.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes limitations on the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Human Resources Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Human Resources Committee determine that such an action is in the best interests of the Company.

                                       HUMAN RESOURCES COMMITTEE
                                       George W. Ebright, Chairman
                                       John E. Gurski
                                       R. James Macaleer

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the Company's financial statements and reporting process, including its systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended August 31, 2002 with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee also met with the Company's independent auditors, with and without management present, to discuss the overall scope of their audit, the results of their examinations, the cooperation received by the auditors during the audit examination, the auditor's evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

         The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the Company's independent auditors their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61. In addition, the Audit Committee received from the Company's independent auditors the written disclosure and letter regarding their independence as required by the Independence Standards Board Standard No. 1. The Audit Committee also discussed with the Company's independent auditors the auditors' independence from management and the Company, and whether the non-audit services provided by the independent auditors are compatible with maintaining the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2002 for filing with the SEC.

         In addition, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending August 31, 2003, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending August 31, 2003.

         Finally, the Audit Committee has reviewed and reassessed the adequacy of the Audit Committee charter in light of the applicable requirements of the Sarbanes-Oxley Act of 2002. As a result, as stated above under "Board of Directors and Committees of the Board," the Audit Committee expects to recommend to the Board of Directors certain amendments to the Audit Committee's charter and possibly other changes to the Audit Committee to comply with these requirements and related rules promulgated by the SEC and the NASD prior to the date that they become effective.

         Each of the Audit Committee members is independent, as defined in rules and regulations promulgated by the SEC and the NASD currently in effect, and, in particular, under the definition contained in Rule 4200(a) of the NASD's listing standards.



                                             AUDIT COMMITTEE
                                             Richard T. Niner, Chairman
                                             John H. Broadbent, Jr.
                                             Alan M. Sebulsky

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Health Care Equipment Index for the period beginning on August 31, 1997 and ending on August 31, 2002. The comparison assumes $100 was invested on August 31, 1997 in the Common Stock and in each of the foregoing indices and also assumes reinvestment of all dividends. The Standard & Poor's Medical Products and Supplies Index, which had previously been used for comparison purposes, was discontinued in December 2001.

                    [graph of stock price performance here]


                                August 31,    August 31,    August 31,    August 31,     August 31,     August 31,
                                   1997          1998          1999          2000           2001           2002
------------------------------ -------------- ------------ -------------- ------------ --------------- -------------
Arrow International, Inc.         $100.00         $92.10       $99.26        $122.77      $127.73         $122.28
------------------------------ -------------- ------------ -------------- ------------ --------------- -------------
S&P 500 Stock Index               $100.00        $108.10      $151.13        $175.79      $132.94         $109.03
------------------------------ -------------- ------------ -------------- ------------ --------------- -------------
S&P 500-Health Care               $100.00        $109.30      $147.46        $182.57      $161.39         $151.19
Equipment Index


                              _____________________

                  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, none of the preceding Human Resources Committee Report on Executive Compensation, the Audit Committee Report or the Company Stock Performance Graph will be incorporated by reference into any of those prior filings, nor will any of such reports or graph be incorporated by reference into any future filings made by the Company under those statutes.

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended August 31, 2002, the Human Resources Committee of the Board of Directors consisted of Messrs. Ebright, Gurski and Macaleer, none of whom is an officer or employee of the Company or any of its subsidiaries. Each of Messrs. Ebright and Macaleer was a director of Precision prior to its dissolution in May 2002. See "Certain Transactions."


                              CERTAIN TRANSACTIONS

         Arrow Precision Products, Inc. ("Precision") was a former subsidiary of the Company which was formally dissolved on May 1, 2002 (all of its assets had previously been liquidated and distributed to shareholders). Prior to the sale of its remaining operating subsidiary, Precision Medical Products, Inc. ("PMP"), in August 1997 to a company owned by certain management employees of Precision (including Mr. Holleran), Precision was engaged in the business of manufacturing and marketing certain gastroenterological and other non-catheter medical products. Prior to the sale of PMP, Precision also manufactured certain other products, such as ground needles and injection sites, primarily for use by the Company. Prior to Precision's dissolution, certain officers, directors and principal shareholders of the Company owned substantially all of Precision's outstanding common stock.

         Prior to Precision's dissolution, the directors of Precision included Messrs. Miller, Neag, Broadbent, Ebright, Macaleer and Niner. During fiscal 2002, Messrs. Miller and Broadbent served as the president and the vice president-finance and treasurer of Precision, respectively. In fiscal 2002, due to the pending dissolution of Precision, Mr. Miller provided no services to Precision and Mr. Broadbent provided only minimal services to Precision and, accordingly, they served without compensation. Prior to the sale of PMP, Mr. Holleran served as the vice president and chief operating officer and a director of Precision. Mr. Holleran has served as chairman of the board of PMP since October 1999, chief executive officer of PMP since July 1999 and president of PMP from July 1996 to October 1999. Since the sale of PMP, Mr. Holleran has provided no services to Precision.

         Prior to the sale of PMP, the Company (i) purchased certain non-catheter medical products from Precision, for which the Company solicited competitive quotations from unrelated suppliers, (ii) provided certain operating and administrative services to Precision at rates which the Company believed to be comparable to those which would have been charged by unrelated third parties,
(iii) maintained employee benefit accounts, including medical benefits, for Precision's employees, at Precision's expense, and (iv) leased to Precision, on a net lease basis, office and manufacturing space at the Company's Wyomissing, Pennsylvania facility at rates believed by the Company to represent then current market rates.

         Since the sale of PMP, the Company has not purchased any products from Precision, has not provided any operating or administrative services to Precision and has discontinued leasing any space to Precision.

         Although no longer an operating company following the sale of PMP, Precision remained responsible for certain employee benefits, including pension and retirement health care, which were payable to individuals who are currently, or previously had been, employees of the Company. To ensure that these benefit obligations would be satisfied in the future, in January 1998, the Company assumed these obligations in exchange for the transfer by Precision to the Company of appropriate assets to satisfy such obligations. In addition,

Precision transferred to the Company, with no payment by either party to the other, its rights and obligations (including, without limitation, its obligation to pay premiums, which in fiscal 2002 amounted to $80,508) in respect of term life insurance policies owned by certain trusts established by Mr. Holleran, the former vice president and chief operating officer of Precision and the Secretary and a director of the Company, which premium payments must be repaid from either
(i) the cash surrender value of such policies or (ii) the death benefits of such policies.

         In fiscal 2002, the Company made purchases amounting to $89,195 of products from PMP that it had formerly purchased from Precision. The Company solicits competitive quotations from unrelated suppliers for products it purchases from PMP. In the future, the Company may continue to purchase products from PMP, provided that the quotations the Company receives from PMP for such products are competitive with those received from unrelated suppliers in terms of product availability, price, quality and delivery considerations.

         In fiscal 2002, the Company paid insurance premiums in the amount of $70,146 in respect of term life insurance policies owned by a certain trust established by Mr. Broadbent, the former Vice President-Finance, Chief Financial Officer and Treasurer, and a director of the Company, which premium payments must be repaid from either (i) the cash surrender value of such policies or (ii) the death benefits of such policies.

         In fiscal 2002, the Company also paid $108,445 to Mr. Neag, the former Vice Chairman and a director of the Company, pursuant to the Company's Defined Benefit Supplemental Executive Retirement Plan (SERP). The SERP was established by the Company on September 1, 2000 to provide pension or retirement benefits to selected executive officers and retired executive officers of the Company in addition to those benefits payable to them under the Retirement Plan described above under "Executive Compensation - Retirement Plan."

                    PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The Company's independent accountants and auditors are Pricewaterhouse Coopers LLP, certified public accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountants and auditors since fiscal 1985. At the Annual Meeting, the shareholders will consider and vote upon a proposal to ratify the appointment of independent accountants for the Company's fiscal year ending August 31, 2003. The Audit Committee of the Board of Directors has recommended that PricewaterhouseCoopers LLP be re-elected as independent accountants for the 2003 fiscal year.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions from shareholders.

         The following table shows the fees paid or accrued by the Company for the audit and other professional services provided by PricewaterhouseCoopers LLP for fiscal 2002.

Audit Fees (1).....................................................   $412,330

All Other Fees (2).................................................   $563,880

         Total.....................................................   $976,210

_____________________

(1) Includes $260,000 for U.S. and $152,330 for non-U.S. audit services consisting of the examination of the consolidated financial statements of the Company and the review of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2) Includes $254,160 for tax consulting and related accounting services, $177,525 for benefit plan consulting and $132,195 for audit-related services.

         In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending August 31, 2003, the Audit Committee considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

         The Board of Directors recommends that shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless otherwise indicated.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

         In order to be eligible for inclusion in the proxy materials for the Company's 2004 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by August 16, 2003.

         Proposals should be directed to the Secretary of the Company at the principal executive offices of the Company.

         The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation therefor, may solicit proxies personally or by telephone or telecopy. The Company will also request brokers, banks and other nominees, custodians and fiduciaries to forward soliciting materials to their principals and to request authority for the execution of proxies and will reimburse such persons for forwarding such materials.

         A copy of the 2002 Annual Report accompanies this Proxy Statement. Additional copies may be obtained from the Secretary, Arrow International, Inc., P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612.

                                             By Order of the Board of Directors,

                                             T. Jerome Holleran,
                                             Secretary



December 13, 2002
Reading, Pennsylvania

                                REVOCABLE PROXY
                           ARROW INTERNATIONAL, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 15, 2003.

         The undersigned hereby appoints R. James Macaleer and Raymond Neag, and each or either of them, his/her Proxies, each with full power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of common stock of ARROW INTERNATIONAL, INC. (the "Company") held of record by the undersigned on November 29, 2002 at the Annual Meeting of Shareholders to held on January 15, 2003, 4:00 p.m. at the Sheraton Reading Hotel, 1741 Paper Mill Road, Wyomissing, Pennsylvania and any adjournments thereof, and hereby further authorizes each of them, in their discretion, to vote upon any other business that may properly come before the meeting.

                                                       WITH-      FOR ALL
                                             FOR       HOLD       EXCEPT
1. Election of Directors, Nominees:         |   |      |   |       |   |
   For terms expiring in 2007:              |   |      |   |       |   |

   JOHN H. BROADBENT, JR.
   GEORGE W. EBRIGHT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

________________________________________________________________________________

                                             FOR      AGAINST     ABSTAIN
2. Ratification of appointment of           |   |      |   |       |   |
   PricewaterhouseCoopers L.L.P. as         |   |      |   |       |   |
   independent accountants.


         The Board of Directors recommends a vote "FOR" proposal 2.

         You are encouraged to specify your choices by marking the appropriate boxes above, but you need not mark any box with regard to a particular proposal if you wish to vote FOR such proposal. The proxies cannot vote your shares unless you sign and return this card.

         This proxy when properly executed will be voted in the manner directed therein. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal.

         The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

         Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign its full corporate name by a duly authorized officer stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

Please be sure to sign and date     ______________________________
 this Proxy in the box below.       |Date                        |
__________________________________________________________________
|                                                                |
|                                                                |
|________________________________________________________________|
  Stockholder sign above          Co-holder (if any) sign above

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                           ARROW INTERNATIONAL, INC.
        P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612

________________________________________________________________________________

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
________________________________________________________________________________

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_____________________________________
_____________________________________
_____________________________________